                                                                  EXHIBIT 10.163

                                LOAN AGREEMENT

     THIS LOAN AGREEMENT dated as of January 24, 2001 (the "Loan Agreement" or
                                                            --------------
this "Agreement") is by and among SPOTLIGHT HEALTH, INC., a Delaware corporation
      ---------
(the "Borrower"), PHARMACEUTICAL PRODUCT DEVELOPMENT, INC., a North Carolina
      --------
corporation (the "Company"), and FIRST UNION NATIONAL BANK (the "Bank").
                  -------                                        ----

                              W I T N E S S E T H

     WHEREAS, the Borrower has requested a $2 million revolving credit facility for the purposes hereinafter set forth; and

     WHEREAS, the Bank has agreed to make the requested credit facility available to the Borrower on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1.  DEFINITIONS.

     "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United
      ---------------
States Code, as amended, modified, succeeded or replaced from time to time.

     "Business Day" means a day other than a Saturday, Sunday or other day on
      ------------
which commercial banks in Charlotte, North Carolina are authorized or required by law to close; provided, however, that when used in connection with a rate
                 --------  -------
determination, borrowing or payment in respect of a LIBOR Rate Loan, the term "Business Day" shall also exclude any day on which banks in London, England are not open for dealings in U.S. dollar deposits in the London interbank market.

     "Closing Date" means the date hereof.
      ------------

     "Commitment Period" means the period from and including the date hereof to
      -----------------
but excluding the earlier of (i) the Termination Date, or (ii) the date on which the commitments hereunder shall have been terminated in accordance with the provisions hereof.

     "Consolidated Debt to Total Capitalization Ratio" means, as of any day, the
      -----------------------------------------------
ratio of Consolidated Funded Debt to Consolidated Total Capitalization.

     "Consolidated Fixed Charge Coverage Ratio" means, as of the last day of any
      ----------------------------------------
fiscal quarter for the Company and its subsidiaries on a consolidated basis, the ratio of Consolidated Income Available for Fixed Charges to Consolidated Fixed Charges.

     "Consolidated Fixed Charges" means, for the applicable period for the
      --------------------------
Company and its subsidiaries on a consolidated basis, the sum of Consolidated Interest Expense plus rental and lease expense, in each case as determined in
                 ----
accordance with GAAP applied on a consistent basis. Except as expressly provided otherwise, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

     "Consolidated Funded Debt" means Funded Debt of the Company and its
      ------------------------
subsidiaries on a consolidated basis determined in accordance with GAAP.

     "Consolidated Income Available for Fixed Charges" means, for any period for
      -----------------------------------------------
the Company and its subsidiaries on a consolidated basis, the sum of Consolidated Net Income plus Consolidated Interest Expense plus federal, state
                        ----                               ----
and local income taxes paid plus rental and lease expense, in each case
                            ----
determined in accordance with GAAP applied on a consistent basis. Except as expressly provided otherwise, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

     "Consolidated Interest Expense" means, for any period for the Company and
      -----------------------------
its subsidiaries on a consolidated basis, all interest expense, including the amortization of debt discount and premium, the interest component under capital leases and the implied interest component under securitization transactions, in each case determined in accordance with GAAP applied on a consistent basis. Except as expressly provided otherwise, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

     "Consolidated Net Income" means, for any period for the Company and its
      -----------------------
subsidiaries on a consolidated basis, net income as determined in accordance with GAAP applied on a consistent basis, but excluding for purposes of determining the Fixed Charge Coverage Ratio, (i) extraordinary gains or losses, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses, and (ii) one-time non-recurring charges associated with mergers and acquisitions permitted hereunder. Except as expressly provided otherwise, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

     "Consolidated Net Worth" means, on any day for the Company and its
      ----------------------
subsidiaries on a consolidated basis, shareholders' equity as determined in accordance with GAAP applied on a consistent basis.

     "Consolidated Tangible Net Worth" means, on any day Consolidated Net Worth
      -------------------------------
minus the aggregate amount of goodwill, franchises, licenses, patents,
-----
trademarks, trade names, copyrights, service marks, brand names, organizational and developmental expenses, covenants not to compete and other intangible assets, in each case as determined in accordance with GAAP applied on a consistent basis. For purposes hereof, Consolidated Tangible Net Worth shall not include that certain seller financing promissory note from certain members of the prior management of APBI Environmental Sciences Group, Inc. in favor of the Company in an aggregate principal amount of up to $18,000,000 in connection with the sale of APBI Environmental Sciences Group, Inc. ("APBI").
                                                           ----

     "Consolidated Total Capitalization" means, on any day for the Company and
      ---------------------------------
its subsidiaries on a consolidated basis, the sum of Consolidated Funded Debt plus Consolidated Net Worth.
----

     "Credit Documents" means, collectively, this Agreement and the Note.
      ----------------

     "Credit Parties" means the Borrower and the Guarantors.
      --------------

     "Eurodollar Reserve Percentage" means for any day, the percentage
      -----------------------------
(expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities, as defined in Regulation D of such Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

     "Funded Debt" means, as of any day for any Person, without duplication, (i)
      ------------
all indebtedness for borrowed money, (ii) all indebtedness and obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations to pay the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (iv) all obligations as lessee under capital leases, (v) all obligations of reimbursement relating to letters of credit, bankers' acceptances or other similar instruments (whether or not then drawn and owing), (vi) all Guaranty Obligations, (vii) the attributed principal amount of any securitization transaction and (viii) all obligations under any synthetic lease, tax retention operating lease, off-balance sheet loan or other similar off-balance sheet financing product where the product is considered borrowed money indebtedness for tax purposes, but is classified as an operating lease for purposes of GAAP.

     "GAAP" means generally accepted accounting principles in the United States
      ----
applied on a consistent basis.

     "Governmental Authority" means any federal, state, local or foreign court
      ----------------------
or governmental agency, authority, instrumentality or regulatory body.

     "Guaranteed Obligations" means:
      ----------------------

          (a) all unpaid principal of and interest on (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and other obligations owing under this Agreement and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Bank, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Note or any other document relating hereto, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Bank that are required to be paid by the Borrower pursuant to the terms of this Agreement); and

          (b) all other indebtedness, liabilities and obligations of any kind or nature, now existing or hereafter arising, owing by the Borrower to the Bank, arising under any interest rate protection agreement, currency agreement or other agreement or arrangement, whether primary, secondary, direct, contingent, or joint and several.

     "Guarantors" means the Company and any other Person that hereafter provides
      ----------
a guaranty of the obligations of the Borrower under this Agreement and the other Credit Documents pursuant to an agreement in form and substance satisfactory to the Bank, in each together with its successors and assigns.

     "Guaranty Obligation" means any obligation, contingent or otherwise,
      -------------------
directly or indirectly guaranteeing the indebtedness or other obligation of another Person, including without limitation, (i) an agreement to purchase or pay (or to supply or advance funds for the purchase or payment of) any such indebtedness or other obligation (whether by way of partnership agreement, keep-well agreement, comfort letter, maintenance agreement or the like), or (ii) any arrangement entered into for the purpose of assuring payment of the indebtedness or other obligation of another Person or otherwise protecting a party from loss in respect thereof; provided that such term shall not include endorsements for
                    --------
collection or deposit in the ordinary course of business.

     "Interest Payment Date" means the last Business Day of each March, June,
      ---------------------
September and December.

     "LIBOR" shall mean, for any day, the rate for one month U.S. Dollar
      -----
deposits as reported on Telerate Page 3750 as of 11:00 A.M. (London time), on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported), then as determined by the Bank from another recognized source of interbank quotation.

     "LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the
      ----------
next higher 1/100th of 1%) determined by the Bank pursuant to the following formula:

          LIBOR Rate =                  LIBOR
                           ---------------------------------------
                           1.00 - Eurodollar Reserve Percentage

     "LIBOR Rate Loan" means Loans hereunder bearing interest at a rate
      ---------------
determined by reference to the LIBOR Rate.

     "Lien" means any mortgage, pledge, hypothecation, assignment, security
      ----
interest, encumbrance, lien, preference or priority of any kind.

     "Loan" or "loan" shall mean revolving loans under Section 2.1 hereof.
      ----      ----

     "Maturity Date" means July 15, 2001, or such later date as to which the
      -------------
Bank may agree in its sole discretion.

     "Person" means any individual, partnership, joint venture, firm,
      ------
corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

     "PPD Loan Agreement" means that Loan Agreement dated as of June 25, 1997
      ------------------
among the Company, the Guarantors identified therein and the Bank, as amended, modified, extended, renewed or replaced.

     "Prime Loan" means Loans hereunder bearing interest at a rate determined by
      ----------
reference to the Prime Rate.

     "Prime Rate" means the rate of interest per annum publicly announced from
      ----------
time to time by the Bank as its prime rate in effect at its principal office in Charlotte, North Carolina, with each change in the Prime Rate being effective on the date such change is publicly announced as effective (it being understood and agreed that the Prime Rate is a reference rate used by the Bank in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit by the Bank to any debtor).

     "Requirement of Law" means, as to any Person, the certificate of
      ------------------
incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or any of its material property is subject.

     "Termination Date" means June 30, 2001, or such later date as to which
      ----------------
the Bank may agree in its sole discretion.

     SECTION 2.  LOANS.

     2.1  Loans.  During the Commitment Period, subject to the terms and
          -----
conditions hereof, the Bank agrees to make revolving loans to the Borrower upon request in an aggregate principal amount of up to TWO MILLION DOLLARS ($2,000,000) at any time outstanding. The loans hereunder may consist of Prime Loans or LIBOR Rate Loans, or a combination thereof. The obligation of the Bank to make any Loan is subject to the condition that the Representations and Warranties set forth in Section 5 hereof are true and correct in all material respects as of the date that such Loan is to be made.

     2.2  Notices.  Requests by the Borrower for Loans hereunder shall be made
          -------
by written notice (or telephone notice promptly confirmed in writing) to the Bank by 12:00 Noon Charlotte, North Carolina time on the Business Day of the requested borrowing. Each request shall (a) be in a minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof and (b) specify the date of the requested borrowing, the aggregate amount to be borrowed, and whether the borrowing shall consist of LIBOR Rate Loans, Prime Loans or combination thereof. If the Borrower shall fail to specify the type of Loan requested for a borrowing, the request shall be deemed a request for a LIBOR Rate Loan. Each request for a Loan hereunder shall be deemed a reaffirmation that the Representations and Warranties set forth herein are true and correct in all material respects as of such date.

     2.3  Interest Rate.  Loans outstanding hereunder shall bear interest at a
          -------------
per annum rate equal to (i) the LIBOR Rate plus sixty-five basis points
                                      ----
(0.65%) or (ii) the Prime Rate, as the Borrower may elect; provided that after
                                                           --------
the occurrence and during the continuance of an Event of Default, the principal and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder shall bear interest, payable on demand, at a rate equal to the Prime Rate plus two percent (2%). Interest will be payable in arrears on each
           ----
Interest Payment Date.

     2.4  Repayment.  Unless sooner paid, the Loans shall be due and payable in
          ---------
full on the Maturity Date.

     2.5  Note.  The Loans shall be evidenced by a promissory note of the
          ----
Borrower dated as of the Closing Date, in the form of Annex A hereto (as
                                                      -------
amended, modified, extended, renewed or replaced, the "Note").
                                                       ----

     2.6  Fees.  In consideration of the commitments hereunder, the Borrower
          ----
agrees to pay to the Bank a facility fee (the "Facility Fee") equal to ten basis
                                               ------------
points (0.10%) per annum on the average daily unused portion of the commitment for the applicable period. The Facility Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the immediately preceding quarter (or portion thereof) beginning with the first such date to occur after the date hereof.

     2.7  Prepayments. The Loans may be prepaid in whole or in part without
          -----------
premium or penalty. Amounts prepaid may, subject to the terms and conditions hereof, be reborrowed.

     2.8  Capital Adequacy. If the Bank shall have reasonably determined that
          ----------------
the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof as a consequence of its obligations hereunder or compliance by the Bank or any corporation controlling the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority made subsequent to the date hereof as a consequence of its obligations hereunder does or shall have the effect of reducing the rate of return on the Bank's or such corporation's capital as a consequence of its obligations hereunder to a level below that which the Bank or such corporation could have achieved but for such adoption, change or compliance

(taking into consideration the Bank's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by the Bank to be material, then from time to time, within 15 days after demand by the Bank, the Borrower shall pay to the Bank such additional amount as shall be certified by the Bank as being required to compensate it for such reduction. Such a certificate as to any additional amounts payable under this subsection submitted by the Bank (which certificate shall include a description in reasonable detail of the basis for the computation) to the Borrower shall be conclusive absent manifest error.

     2.9  Inability to Determine Interest Rate.  Notwithstanding any other
          ------------------------------------
provision of this Agreement, if (i) the Bank shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining the LIBOR Rate, or (ii) the Bank shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost of funding LIBOR Rate Loans, the Bank shall forthwith give telephone notice of such determination, confirmed in writing, to the Borrower, and thereafter the right to request and continue Loans as LIBOR Rate Loans shall be suspended until such time as the conditions giving rise to such notice shall no longer exist.
In the event LIBOR Rate Loans are not available on account of operation of this Section, the Bank will endeavor to provide an alternative index or reference rate.

     2.10 Illegality.  Notwithstanding any other provision of this Agreement, if
          ----------
the adoption of or any change in any Requirement of Law or in the interpretation or application thereof, in each case occurring after the Closing Date, by the relevant Governmental Authority shall make it unlawful for the Bank to make or maintain LIBOR Rate Loans as contemplated by this Agreement or to obtain in the interbank eurodollar market through its LIBOR Lending Office the funds with which to make such Loans, (a) the Bank shall promptly notify the Borrower thereof, (b) the commitment of the Bank hereunder to make LIBOR Rate Loans or continue LIBOR Rate Loans as such shall forthwith be suspended until the Bank shall give notice that the condition or situation which gave rise to the suspension shall no longer exist, and (c) Loans then outstanding as LIBOR Rate Loans, if any, shall be converted to Prime Loans. The Borrower hereby agrees promptly to pay the Bank, upon its demand, any additional amounts necessary to compensate the Bank for actual and direct costs (but not including anticipated profits) reasonably incurred in making any repayment in accordance with this subsection including, but not limited to, any interest or fees payable by the Bank to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to this subsection submitted by the Bank, to the Borrower shall be conclusive in the absence of manifest error.

     2.11 Requirements of Law.  If the adoption of or any change in any
          -------------------
Requirement of Law or in the interpretation or application thereof or compliance by the Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the date hereof:

          (i) shall subject the Bank to any tax of any kind whatsoever with respect to any LIBOR Rate Loan made by it, or change the basis of taxation of payments to the Bank in respect thereof (except for changes in the rate of tax on the net income or franchise tax applicable to the Bank);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of the Bank which is not otherwise included in the determination of the LIBOR Rate hereunder; or

          (iii) shall impose on the Bank any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining LIBOR Loans or to reduce any amount receivable hereunder or under the Note, then, in any such case, the Borrower shall promptly pay the Bank, within 15 days after its demand, any additional amounts necessary to compensate the Bank for such additional cost or reduced amount receivable as determined by the Bank with respect to its LIBOR Rate Loans. A certificate as to any additional amounts payable pursuant to this subsection submitted by the Bank, describing in reasonable detail the nature of such event and a reasonably detailed explanation of the calculation thereof, to the Borrower shall be conclusive in the absence of manifest error.

     2.12 Taxes.  All payments made by the Borrower hereunder or under any
          -----
Note will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding (i) any tax imposed on or measured by the net income or profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of the Bank is located or any subdivision thereof or therein and (ii) any franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of the Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or its applicable lending office is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the
 -----
full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any such Taxes, will not be less than the amount provided for herein or in such Note. The Borrower will furnish to the Bank as soon as practicable after the date the payment of any Taxes is due pursuant to applicable law certified copies (to the extent reasonably available and required by law) of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless, and reimburse, the Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by the Bank. The agreements in this subsection shall survive termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

     2.13 Payments and Computations.  Payments shall be made hereunder in
          -------------------------
U.S. dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind at the offices of the Bank provided in the notice section hereof. Payments received after 2:00 P.M. (Charlotte, North Carolina time) will be given credit the next following Business Day. Computations of interest hereunder shall be made on the basis of actual number of days elapsed over a year of 360 days.

     SECTION 3.  GUARANTY

     3.1  Guaranty.   Each of the Guarantors hereby jointly and severally
          --------
guarantees to the Bank as hereinafter provided the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise and after giving effect to any grace periods) strictly in accordance with the terms hereof. Each of the Guarantors hereby further agrees that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise and after giving effect to any grace periods), the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise and after giving effect to any grace periods) in accordance with the terms of such extension or renewal. This is a guaranty of payment and not of collection.

     Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of any Guarantor as guarantor hereunder shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

     3.2  Obligations Unconditional.  The obligations of the Guarantors
          -------------------------
under Section 3.1 hereof are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement or the Note, or any other agreement or instrument referred to herein or therein or relating hereto or thereto, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 3.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each of the Guarantors agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other guarantor for amounts paid under this Guaranty until such time as the Bank has been paid in full, all commitments, if any, have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Bank in connection with monies received under the Credit Documents. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute and unconditional as described above:

          (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

          (ii) any of the acts mentioned in any of the provisions of this Agreement or the Note or any other agreement or instrument referred to herein or therein or relating hereto or thereto shall be done or omitted;

          (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents or any other agreement or instrument referred to in the Credit Documents shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

          (iv) any Lien granted to, or in favor of, the Bank as security for any of the Guaranteed Obligations shall fail to attach or be perfected or shall be released or discharged in whole or in part; or

          (v) any of the Guaranteed Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor or any other guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any guarantor).

With respect to its obligations hereunder, each of the Guarantors hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Bank exhaust any right, power or remedy or proceed against any Person under this Agreement or the Note or any other agreement or instrument referred to herein or therein or relating hereto or thereto, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

     3.3  Reinstatement.  The obligations of the Guarantors under this Section 3
          -------------
shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each of the Guarantors agrees that it will indemnify the Bank on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Bank in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     3.4  Certain Additional Waivers.  Without limiting the generality of the
          --------------------------
provisions of this Section 3, each of the Guarantors hereby specifically waives the benefits of N.C. Gen. Stat. Sec. 26-7 through 26-9, inclusive. Each of the Guarantors agrees that it shall have no right of recourse to security for the Guaranteed Obligations, except through the exercise of the rights of subrogation pursuant to Section 3.2.

     3.5  Remedies.  Each of the Guarantors agrees that, to the fullest extent
          --------
permitted by law, as between the Guarantors, on the one hand, and the Bank, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 7.2 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said
Section 7.2) for purposes of Section 3.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of said
Section 3.1.

     3.6  Continuing Guarantee.  The guarantee in this Section 3 is a
          --------------------
continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

     3.7  Rights of Contribution.  The Guarantors hereby agree, as among
          ----------------------
themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below), each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the succeeding provisions of this Section), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Guarantor) of such Excess Payment (as defined below). The payment obligation of any Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Section 3, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (i) "Excess Funding Guarantor" shall mean, in respect of any
                      ------------------------
obligations arising under the other provisions of this Section 3 (hereafter, the "Guarantied Obligations"), a Guarantor that has paid an amount in excess of its
 ----------------------
Pro Rata Share of the Guarantied Obligations; (ii) "Excess Payment" shall mean,
                                                    --------------
in respect of any Guarantied Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such

Guarantied Obligations; and (iii) "Pro Rata Share", for the purposes of this Section, shall mean, for any Guarantor, the ratio (expressed as a percentage) of
(a) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (b) the amount by which the aggregate present fair saleable value of all assets and other properties of the Borrower and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors, all as of the Closing Date (if any Guarantor becomes a party hereto subsequent to the Closing Date, then for the purposes of this Section such subsequent Guarantor shall be deemed to have been a Guarantor as of the Closing Date and the information pertaining to, and only pertaining to, such Guarantor as of the date such Guarantor became a Guarantor shall be deemed true as of the Closing Date).

     SECTION 4  CONDITIONS TO CLOSING

     4.1  Conditions.  The effectiveness of this Agreement and extension of
          ----------
the Loans hereunder are conditioned upon satisfaction of the following:

     (a) Receipt of multiple executed counterparts of this Agreement and the Note, in form and substance satisfactory to the Bank.

     (b) Receipt of opinions of the general counsel for the Borrower and the Guarantors in the form attached as Annex B hereto.
                                        -------

     (c) Receipt of corporate documentation for the Credit Parties, including resolutions, bylaws, articles of incorporation, certificates of good standing and certificates of incumbency.

     SECTION 5 REPRESENTATIONS AND WARRANTIES

     5.1  Financial Condition.  The consolidated balance sheet of the Company
          -------------------
and its consolidated subsidiaries dated as of September 30, 2000, together with related consolidated statements of income and cash flows, is complete and correct in all material respects and presents fairly the financial condition and results from operations of the entities and for the periods specified, subject in the case of interim company-prepared statements to normal year-end adjustments.

     5.2  No Change.  Since the date of the financial statements identified in
          ---------
Section 5.1, there have been no developments or events which have had, or are likely to have, a material adverse effect on the condition (financial or otherwise), operations, business or prospects of the Company and its subsidiaries taken as a whole. There have been no developments or events that have had, or are likely to have, a material adverse effect on the condition (financial or otherwise), operations, business or prospects of the Borrower and its subsidiaries taken as a whole.

     5.3  Corporate Organization. Each of the Credit Parties is a corporation
          ----------------------
duly organized, validly existing and in good standing under the laws of the State of its incorporation, is qualified to do business in each jurisdiction where failure to so qualify would have a material adverse effect on the Borrower and its subsidiaries taken as a whole and is in compliance with all Requirements of Law except to the extent that failure to be in compliance would not have a material adverse effect on the Borrower and its subsidiaries taken as a whole.

     5.4  Enforceable Obligation.  Each of the Credit Parties has the power and
          ----------------------
authority and legal right to enter into, deliver and perform under this Agreement and has taken all necessary action to authorize the execution, delivery and performance by them of this Agreement. This Agreement constitutes a legal, valid and binding obligation of each of the Credit Parties enforceable against them in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     5.5  Legal Proceedings.  No claim, litigation or proceeding before any
          -----------------
arbitrator or Governmental Authority is pending, or to the knowledge of the Credit Parties, threatened which if adversely determined would reasonably be expected to have a material adverse effect on the Borrower and its subsidiaries taken as a whole.

     5.6  No Default.  No Event of Default or event or condition which with
          ----------
notice or lapse of time, or both, would constitute an Event of Default, presently exists.

     5.7  Federal Regulations.  No part of the proceeds of the Loans hereunder
          -------------------
will be used, directly or indirectly, for any purpose in violation of Regulation U of the Board of Governors of the Federal Reserve System, as amended, modified or replaced.

     SECTION 6 COVENANTS

     The Borrower and the Guarantors covenant and agree to:

     6.1  Financial Statements.  Furnish, or cause to be furnished, to the Bank:
          --------------------

          (a)  Annual Audited Statements.  As soon as available, but in any
               -------------------------
     event within 90 days after the end of each fiscal year, (i) audited consolidated and company-prepared consolidating balance sheets of the Borrower and its subsidiaries and related audited consolidated and company-prepared consolidating statements of income, retained earnings and cash flows, and (ii) audited consolidated and company-prepared consolidating balance sheets of the Company and its subsidiaries and related audited consolidated and company-prepared consolidating statements of income, retained earnings and cash flows, in each case audited by Pricewaterhouse Coopers, or other independent public accounting firm reasonably acceptable to the Bank, setting forth comparative information for the previous year, and reported without a "going concern" or like qualification or exception, or qualification indicating limitation of the scope of the audit; and

          (b)  Quarterly Statements.  As soon as available, and in any event
               --------------------
     within 45 days after the end of each fiscal quarter, (i) a company-prepared consolidated and consolidating balance sheet of the Borrower and its subsidiaries and related company-prepared consolidated and consolidating statements of income, retained earnings and cash flows for the quarter and for the portion of the year with comparative information for the corresponding periods for the previous year and (ii) a company-prepared consolidated and consolidating balance sheet of the Company and its subsidiaries and related company-prepared consolidated and consolidating statements of income, retained earnings and cash flows for the quarter and for the portion of the year with comparative information for the corresponding periods for the previous year.

All such financial statements to be complete and correct in all material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP throughout the periods reflected therein (except as approved by such accountants and disclosed therein) and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change in the application of accounting principles from a prior period.

          (c)  Other Information.  Promptly upon request, such additional
               -----------------
     financial and other information as the Bank may reasonably request from time to time.

     6.2  Certificates and Notices.  Furnish, or cause to be furnished, and give
          ------------------------
     notice to the Bank:

          (a)  Officer's Certificate.
               ---------------------

               (i) Concurrently with the annual and quarterly financial statements of the Borrower and its subsidiaries referenced in Section
          6.1 above, a certificate of a responsible officer of the Borrower stating that to the best of his knowledge and belief, (A) the financial statements fairly present in all material respects the financial condition of the parties to which such statements relate and
          (B) the Borrower and the Guarantors are in compliance with the provisions of this Agreement in all material respects and no Event of Default, or event or condition which with notice or lapse of time, or both, would constitute an Event of Default exists hereunder, and

               (ii) Concurrently with the annual and quarterly financial statements of the Company and its subsidiaries referenced in Section
          6.1 above, a certificate of a responsible officer of the Company stating that to the best of his knowledge and belief, (A) the financial statements fairly present in all material respects the financial condition of the parties to which such statements relate and
          (B) the Borrower and the Guarantors are in compliance with the provisions of this Agreement in all material respects and no Event of Default, or event or condition which with notice or lapse of time, or both, would constitute an Event of Default exists hereunder (together with a financial covenant calculation worksheet demonstrating compliance therewith in reasonable detail).

          (b)  Public and Other Information.  Copies of reports and information
               ----------------------------
     which the Borrower or its subsidiaries, or the Company or its subsidiaries, sends to its stockholders or files with the Securities and Exchange Commission, and any other financial or other information as the Bank may reasonably request.

          (c)  Notice of Default.  Promptly, upon becoming aware thereof,
               -----------------
     notice of the occurrence of an Event of Default hereunder.

     6.3  Compliance with Laws.  Comply will all Requirements of Law applicable
          --------------------
to them except to the extent that failure to comply therewith would not have a material adverse effect on the Borrower and its subsidiaries taken as a whole.

     6.4  Books and Records.  The Credit Parties will keep proper books and
          -----------------
records in conformity with GAAP and all Requirements of Law and permit the Bank upon reasonable notice to visit and inspect such books and records.

     6.5  Financial Covenants.  The Company will comply with the following
          -------------------
financial covenants:

          (a)  Consolidated Tangible Net Worth.  Consolidated Tangible Net
               -------------------------------
     Worth shall not at any time be less than the sum of $75 million plus at the
                                                                     ----
     end of each fiscal quarter occurring after March 31, 1997, 50% of Consolidated Net Income (but not less than zero) for the fiscal quarter then ended, such increases to be cumulative.

     (b)  Consolidated Fixed Charge Coverage Ratio.  As of the last day of each
          ----------------------------------------
     fiscal quarter, the Consolidated Fixed Charge Coverage Ratio shall be not less than 2.0:1.0.

     (c)  Consolidated Debt to Total Capitalization Ratio.  The Consolidated
          -----------------------------------------------
     Debt to Total Capitalization Ratio shall not at any time be greater than 0.45:1.0.

     6.6  Incurrence of Funded Debt.  The Borrower will not, nor will it permit
          -------------------------
any of its subsidiaries to, create, assume, incur or suffer to exist any Funded Debt except:

          (a) Funded Debt arising or existing under this Loan Agreement and the other Credit Documents; and

          (b) capital lease obligations and other Funded Debt incurred to provide all or a portion of the purchase price or cost of construction of an asset, provided that (i) such Debt when incurred will not exceed the
               --------
     purchase price or cost of construction of the asset, (ii) no such Debt shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing, and (iii) the aggregate principal amount of such Debt shall not exceed $1,000,000 at any time outstanding.

     6.7  Restriction on Liens.  The Borrower will not, nor will it permit any
          --------------------
of its subsidiaries to, create, assume, incur or suffer to exist any Lien on any property or asset of any kind, real or personal, tangible or intangible, now owned or hereafter acquired by it or assign or subordinate any present or future right to receive assets except:

          (a) Liens securing capital lease obligations and other purchase money Funded Debt permitted under Section 6.6(a);

          (b) Liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons; provided that (A) with
                                                     --------
     respect to Liens securing state and local taxes, such taxes are not yet payable, (b) with respect to Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and the like, such liens are unfiled and no other action has been taken to enforce the same, or (C) with respect to taxes, assessments or governmental charges or levies or claims or demand secured by such Liens, payment is not at the time required;

          (c) Liens not securing indebtedness which are incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, unemployment insurance, social security and other like laws;

          (d) any Lien arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereto are being contested in good faith by appropriate proceedings; and

          (e) zoning restrictions, easements, licenses, reservations, covenants, conditions, waivers, restrictions on the use of property or other minor encumbrances or irregularities of title which do not materially impair the use of any property in the operation or business of the Borrower or such subsidiary or the value of such property for the purpose of such business.

     6.8  Mergers and Acquisitions.  The Borrower will not, nor will it permit
          ------------------------
any of its subsidiaries to, enter into a transaction of merger or consolidation, nor will it acquire all or substantially all of the capital stock (or other equity interest) or assets of any other Person.

     6.9  Investments.  The Borrower will not, nor will it permit any of its
          -----------
subsidiaries to, make loans or advances or otherwise make an investment in or capital contribution to (collectively, an "Investment") any Person, except:
                                           ----------

          (a) cash and cash equivalents and other publicly traded equity and debt instruments reasonably acceptable to the Bank;

          (b) loans and advances to officers, directors, employees and shareholders not to exceed $250,000;

          (c)  Investments in and to a Credit Party; and

          (d) other Investments in an aggregate principal amount (on a cost basis) at any time of up to $1,000,000.

     SECTION 7 EVENTS OF DEFAULT

     7.1  Event of Default. Each of the following shall constitute an "Event of
          ----------------                                             --------
Default" hereunder:  (i) the failure to make any payment of principal, interest,
-------
fees or other amounts owing hereunder when due, (ii) any representation or warranty made herein or in connection herewith shall prove to be false or incorrect in any material respect, (iii) failure to observe or comply with any covenants or provisions contained herein, (iv), the occurrence and continuance of an event of default under any other note or agreement relating to indebtedness for borrowed money owing by the Borrower or any Guarantor which results in, or would permit, acceleration of such indebtedness, or would otherwise cause such indebtedness to become due prior to its stated maturity,
(v) the occurrence of an Event of Default (as defined in the PPD Loan Agreement) under the PPD Loan Agreement; (vi) the filing of an action in bankruptcy or insolvency by the Borrower or any Guarantor, (vii) the filing of an action in bankruptcy or insolvency against the Borrower or any Guarantor and (viii) the Borrower or any Guarantor shall fail within 30 days of the due date to pay bond or otherwise discharge any judgment, settlement or order.

     7.2  Remedies.  Upon the occurrence of an Event of Default, and at any time
          --------
thereafter, the Bank may by notice to the Borrower (i) terminate the commitments hereunder and declare the unpaid principal of, and any accrued interest owing on, the Loans and all other indebtedness or obligations owing hereunder or under any of the other Credit Documents or in connection herewith or therewith, immediately due and payable, whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and (ii) enforce any other rights and interests available under the Credit Documents or at law, including rights of set off. Notwithstanding the foregoing, in the case of an Event of Default described in clauses (v) or (vi) of Section 7.1 relating to bankruptcy and insolvency, the commitments hereunder shall immediately terminate and the Loans and all accrued interest and all other indebtedness and other amounts owing hereunder or under any of the other Credit Documents owing to the Bank shall become immediately due and payable without presentment, demand, protest or the giving of any notice or other action by the Bank, all of which are hereby waived by the Borrower.

     SECTION 8 MISCELLANEOUS

     8.1  Notices.  Notices and other communications shall be effective, and
          -------
duly given, (i) when received, (ii) when transmitted by telecopy or other facsimile device to the numbers set out below if transmitted before 5:00 p.m. on a Business Day, or otherwise on the next following Business Day, (iii) the day following the day on which delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day sent by certified or registered mail postage prepaid, in each case to the parties at the address shown below, or at such other address as may be specified by written notice to the other parties:

          Borrower:      Spotlight Health, Inc.
                         1940 Century Park East, 4/th/ Floor
                         Los Angeles, CA 90067
                         Attn:   Tyler J. Spring
                                 Senior Vice President and Chief Financial
                                 Officer
                         Phone:  310-282-2410
                         Fax:    310-552-6212

                         with a copy to:

                         Pharmaceutical Product Development, Inc.
                         3151 17th Street Extension
                         Wilmington, North Carolina 28412
                         Attn:   Fred Davenport
                                 General Counsel
                         Phone:  (910) 772-6956
                         Fax:    (910) 772-6951

          Bank:          First Union National Bank
                         Charlotte Plaza
                         201 South College Street, CP-6
                         Charlotte, NC 28288
                         Attn:   Doug Davis
                                 Vice President
                         Phone:  704-715-2370
                         Fax:    704-374-4793

     8.2  Right of Set-Off.  In addition to other rights now or hereafter
          ----------------
available to the Bank under the Credit Documents or under applicable law, the Bank may, after the occurrence of an Event of Default, exercise rights of set-off and may appropriate and apply any and all deposits (general and specific) or other amounts held or owing by the Bank to the Loans and other amounts owing by the Borrower or any Guarantor hereunder or under the other Credit Documents, regardless of whether the Loans or such other amounts are contingent or unmatured, without presentment, demand, protest or notice of any kind (any such rights of presentment, demand, protest or notice being hereby waived).

     8.3  Benefit of Agreement.  This Agreement shall be binding upon, and shall
          --------------------
inure to the benefit of, successors and assigns of the parties hereto; provided
                                                                       --------
that neither the Borrower nor any Guarantor may assign or transfer any its obligations or interests without prior written consent of the Bank.

     8.4  No Waiver.  No failure or delay on the part of the Bank in exercising
          ---------
any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Bank, on the one hand, and the Credit Parties, on the other hand, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Bank would otherwise have.

     8.5    Payment of Expenses.  The Borrower agrees to: (i) pay all reasonable
            -------------------
out-of-pocket costs and expenses of the Bank in connection with (A) negotiation, preparation, execution and delivery of the Credit Documents (including reasonable fees and expenses of Bank counsel, Moore & Van Allen, PLLC) and any amendments, waivers or consents relating to the Credit Documents and (B) enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Bank);
(ii) pay and hold the Bank harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Bank) to pay such taxes; and (iv) indemnify the Bank, its officers, directors, employees and representatives from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of any investigation, litigation or other proceeding (whether or not the Bank is a party thereto) related to the entering into and/or performance of any Credit Document or the use of proceeds of the Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).

     8.6    Amendments.  Neither this Agreement nor any of the other Credit
            ----------
Documents may be amended or modified, nor shall consents or waivers be effective except with the written consent of the parties hereto.

     8.7    Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     8.8    Headings.  The headings of the sections and subsections hereof are
            --------
provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     8.9    Survival.  The indemnities and payment obligations hereunder,
            --------
including those set out in Sections 2.8, 2.9, 2.10, 2.11, 2.12, 2.13 and 8.5, and the representations and warranties made herein or in connection herewith shall survive the making and repayment of the Loans and termination of commitments hereunder.

     8.10   Governing Law.  This Agreement and the rights and obligations of the
            -------------
parties hereunder shall be governed by and construed in accordance with the laws of the State of North Carolina.

     8.11.  Arbitration; Consent to Jurisdiction and Service of Process.
            -----------------------------------------------------------

     (a) UPON DEMAND OF ANY PARTY HERETO, WHETHER MADE BEFORE OR AFTER INSTITUTION OF ANY JUDICIAL ACTION, ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR CONNECTED HEREWITH OR WITH THE CREDIT DOCUMENTS

("DISPUTES") SHALL BE RESOLVED BY BINDING ARBITRATION AS PROVIDED HEREIN.
  --------
DISPUTES MAY INCLUDE, WITHOUT LIMITATION, TORT CLAIMS, COUNTERCLAIMS, CLAIMS BROUGHT AS CLASS ACTIONS AND CLAIMS ARISING HEREFROM OR FROM CREDIT DOCUMENTS EXECUTED IN THE FUTURE. ARBITRATION SHALL BE CONDUCTED UNDER THE COMMERCIAL FINANCIAL DISPUTES ARBITRATION RULES (THE "ARBITRATION RULES") OF THE AMERICAN
                                           -----------------
ARBITRATION ASSOCIATION AND TITLE 9 OF THE U.S. CODE. ALL ARBITRATION HEARINGS SHALL BE CONDUCTED IN CHARLOTTE, MECKLENBURG COUNTY, NORTH CAROLINA, OR SUCH OTHER PLACE AS AGREED TO IN WRITING BY THE PARTIES. A JUDGMENT UPON THE AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, AND ALL DECISIONS SHALL BE IN WRITING. THE PANEL FROM WHICH ALL ARBITRATORS ARE SELECTED SHALL BE COMPRISED OF LICENSED ATTORNEYS HAVING AT LEAST TEN YEARS' EXPERIENCE REPRESENTING PARTIES IN SECURED LENDING TRANSACTIONS. NOTWITHSTANDING THE FOREGOING, THIS ARBITRATION PROVISION DOES NOT APPLY TO DISPUTES UNDER OR RELATED TO INTEREST PROTECTION AGREEMENTS.

     (b) Notwithstanding the preceding binding arbitration provision, the Bank preserves certain remedies that may be exercised during a Dispute. The Bank shall have the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Credit Documents or under applicable law, (ii) all rights of self help including peaceful occupation of real property and collection of rents, set-off and peaceful possession of personal property,
(iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment and appointment of receiver, (iv) when applicable, a judgment by confession of judgment and (v) other remedies. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

     (c) BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO ACCEPTS, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION RELATING TO ANY ARBITRATION PROCEEDINGS CONDUCTED UNDER THE ARBITRATION RULES IN CHARLOTTE, MECKLENBURG COUNTY, NORTH CAROLINA AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT FROM WHICH NO APPEAL HAS BEEN TAKEN OR IS AVAILABLE. Each of the parties hereto irrevocably agrees that all process in any such arbitration proceedings or otherwise may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in
Section 8.1 or at such other address of which such party shall have been notified pursuant thereto, such service being hereby acknowledged by each party hereto to be effective and binding service in every respect. Each party hereto irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such arbitration proceeding in any jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any party to bring proceedings against the Borrower or any party hereto in any court or pursuant to arbitration proceedings in any other jurisdiction.

                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, this Loan Agreement has been executed this day by duly authorized officers of the undersigned parties.


BORROWER:                             SPOTLIGHT HEALTH, INC.,
                                      a Delaware corporation

                                      By: /s/ Tyler J. Spring
                                          -------------------------------------
                                      Name:  Tyler J. Spring
                                      Title: Senior Vice President and Chief
                                             Financial Officer


GUARANTORS:                           PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.,
                                      a North Carolina corporation

                                      By: /s/ Fred N. Eshelman
                                          -------------------------------------
                                      Name:  Fred N. Eshelman
                                      Title: Chief Executive Officer


BANK:                                 FIRST UNION NATIONAL BANK

                                      By: /s/ Douglas Davis
                                          -------------------------------------
                                      Name:  Douglas Davis
                                      Title: Vice President